                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  FORM 8-K/A

                               (AMENDMENT NO. 1)


                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): February 6, 1998
      ------------------------------------------------------------------


                            UNITED AUTO GROUP, INC.
                            ----------------------
            (Exact name of registrant as specified in its charter)


Delaware                        1-12297                            22-3086739
------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
 of incorporation)                                           Identification No.)




375 Park Avenue, New York, New York                                      10152
------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)



                                (212) 223-3300
                     -----------------------------------
             (Registrant's telephone number, including area code)

                                      N/A
                 ---------------------------------------------
         (Former name or former address, if changed since last report)

         On February 6, 1998, United Auto Group, Inc. ("UAG') acquired the Young Automotive Group, which operates 18 automobile franchises at seven locations in the Carolinas, Florida, Illinois and Indiana. On February 20, 1998, UAG filed a current report on Form 8-K (the "original 8-K") disclosing such acquisition.

         This amendment No. 1 to the original 8-K is being filed for the purpose of filing financial statements and pro forma financial information required to be filed under Item 7.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ---------------------------------

         (a)   Financial Statements of Businesses Acquired:
               -------------------------------------------

               Young Automotive Group Audited Combined Financial Statements:
               (1)  Independent Auditors' Report.
               (2)  Combined Balance Sheets as of December 31, 1997 and 1996.
               (3) Combined Statements of Operations for each of the years in the three year period ended December 31, 1997.
               (4) Combined Statements of Changes in Owners' Equity for each of the years in the three year period ended
                    December 31, 1997.
               (5) Combined Statements of Cash Flows for each of the years in the three year period ended December 31, 1997.
               (6)  Notes to Combined Financial Statements.


         (b)   Pro Forma Financial Information:
               -------------------------------

               Unaudited UAG Pro Forma Condensed Financial Statements:
               (1) Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1997.
               (2)  Footnotes to Pro Forma Condensed Consolidated Balance Sheet.
               (3) Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1997.
               (4) Footnotes to Pro Forma Condensed Consolidated Statement of Operations.


         (c)   Exhibits:
               --------

               23.1            Consent of KPMG Peat Marwick LLP

SIGNATURES
----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       UNITED AUTO GROUP, INC.



DATE: April 22, 1998                   By:     /s/ James R. Davidson
                                              --------------------------
                                              James R. Davidson
                                              Executive Vice President
                                              and Chief Accounting Officer


                              - more -

Item 7(a) Financial Statements of business acquired

                            YOUNG AUTOMOTIVE GROUP

                         Combined Financial Statements

             For the years ended December 31, 1997, 1996 and 1995







                  (With Independent Auditors' Report Thereon)

INDEPENDENT AUDITORS' REPORT
----------------------------

The Boards of Directors
YOUNG AUTOMOTIVE GROUP:

We have audited the accompanying combined balance sheets of Young Automotive Group as of December 31, 1997 and 1996, and the related combined statements of operations, changes in owners' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Young Automotive Group as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.


/s/ KPMG Peat Marwick LLP

Indianapolis, Indiana
March 27, 1998

YOUNG AUTOMOTIVE GROUP
Combined Balance Sheets
December 31, 1997 and 1996
(In thousands)

------------------------------------------------------------------------------------------------------------------------------
                                 ASSETS                                                      1997          1996
------------------------------------------------------------------------------------------------------------------------------
Current assets:
     Cash and cash equivalents                                                            $   3,184      $   3,636
     Accounts receivable, net of allowance for doubtful
         accounts of $297 and $343                                                           11,647          8,652
     Inventories                                                                             53,879         42,775
     Prepaid expenses and other current assets                                                  116            167
     Due from related parties                                                                   293          -
-------------------------------------------------------------------------------------------------------------------------------
              TOTAL CURRENT ASSETS                                                           69,119         55,230

Property and equipment, net                                                                   6,506          5,917
Due from related parties                                                                        600            700
Investment in leveraged lease                                                                   431            435
Goodwill and other intangible assets, net                                                     7,575          3,893
Other                                                                                            76            143
-------------------------------------------------------------------------------------------------------------------------------

              TOTAL ASSETS                                                                 $ 84,307       $ 66,318
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

                     LIABILITIES AND OWNERS' EQUITY
-------------------------------------------------------------------------------------------------------------------------------

Current liabilities:
     Notes payable - floorplan                                                             $ 46,248       $ 35,840
     Accounts payable                                                                         3,752          2,704
     Accrued expenses                                                                         7,485          5,877
     Current portion of long-term debt                                                        1,885          1,159
     Due to related parties - current portion                                                 5,376          8,420
-------------------------------------------------------------------------------------------------------------------------------
              TOTAL CURRENT LIABILITIES                                                      64,746         54,000

Long-term debt, less current portion                                                          7,165          3,606
Due to related parties - long-term                                                              240            240
Other                                                                                           631          1,014
-------------------------------------------------------------------------------------------------------------------------------
              TOTAL LIABILITIES                                                              72,782         58,860
-------------------------------------------------------------------------------------------------------------------------------

Owners' equity:
     Common stock and paid-in capital                                                         8,324          6,574
     Retained earnings                                                                        3,201            884
-------------------------------------------------------------------------------------------------------------------------------
              TOTAL OWNERS' EQUITY                                                           11,525          7,458
-------------------------------------------------------------------------------------------------------------------------------

              TOTAL LIABILITIES AND OWNERS' EQUITY                                         $ 84,307       $ 66,318
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to combined financial statements.

YOUNG AUTOMOTIVE GROUP

Combined Statements of Operations

Years ended December 31, 1997, 1996 and 1995

(In thousands)

---------------------------------------------------------------------------------------------------------------------------------

                                                                              1997           1996          1995
---------------------------------------------------------------------------------------------------------------------------------
Revenues:
     New vehicles                                                          $ 239,999      $ 212,103      $ 181,684
     Used vehicles                                                           119,541        119,673         94,447
     Service                                                                  14,779         13,531         11,401
     Body shop                                                                11,462         10,501          8,826
     Parts and accessories                                                    24,517         23,348         19,826
---------------------------------------------------------------------------------------------------------------------------------
              TOTAL REVENUES                                                 410,298        379,156        316,184
---------------------------------------------------------------------------------------------------------------------------------

Cost of sales:
     New vehicles                                                            219,950        196,072        167,963
     Used vehicles                                                           108,608        110,326         87,162
     Service                                                                   5,901          6,152          5,385
     Body Shop                                                                 6,915          5,734          4,725
     Parts and accessories                                                    17,836         16,898         14,146
     Floor plan interest, net of manufacturer interest credits                   286            568            229
---------------------------------------------------------------------------------------------------------------------------------
         TOTAL COST OF SALES, INCLUDING FLOOR PLAN INTEREST                  359,496        335,750        279,610
---------------------------------------------------------------------------------------------------------------------------------

         GROSS PROFIT                                                         50,802         43,406         36,574

Selling, general and administrative expenses                                  38,057         34,293         28,789
---------------------------------------------------------------------------------------------------------------------------------

         OPERATING INCOME                                                     12,745          9,113          7,785
---------------------------------------------------------------------------------------------------------------------------------

Interest income                                                                    9            101             88
Interest income - related parties                                                 91             59             49
Interest expense                                                                (533)          (423)          (446)
Interest expense - related parties                                              (467)          (620)          (466)
Other income (expense)                                                            88            283             26
---------------------------------------------------------------------------------------------------------------------------------
         TOTAL OTHER INCOME (EXPENSE)                                           (812)          (600)          (749)
---------------------------------------------------------------------------------------------------------------------------------

         NET INCOME                                                         $ 11,933    $     8,513    $     7,036
---------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to combined financial statements.

YOUNG AUTOMOTIVE GROUP

Combined Statements of Changes in Owners' Equity

Years ended December 31, 1997, 1996 and 1995

(In thousands)

----------------------------------------------------------------------------------------------------------------------------------

                                                                           Common stock                    Total
                                                                            and paid-in     Retained       owners'
                                                                              capital       earnings       equity
----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1994                                                    $ 3,955      $  (2,574)    $   1,381

Redemption of common stock                                                       (968)          (498)       (1,466)
Capital contributions                                                           1,321          -             1,321
Net income                                                                      -              7,036         7,036
Dividends and distributions                                                     -             (5,449)       (5,449)
----------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1995                                                      4,308         (1,485)        2,823

Capital contributions                                                             100          -               100
Capital contributed for dealership acquisitions                                 2,166          -             2,166
Net income                                                                      -              8,513         8,513
Dividends and distributions                                                     -             (6,144)       (6,144)
----------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1996                                                      6,574            884         7,458

Capital contributed for dealership acquisitions                                 1,750           -            1,750
Net income                                                                       -            11,933        11,933
Dividends and distributions                                                      -            (9,616)       (9,616)
----------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1997                                                    $ 8,324      $   3,201      $ 11,525
----------------------------------------------------------------------------------------------------------------------------------


See accompanying notes to combined financial statements.

YOUNG AUTOMOTIVE GROUP
Combined Statements of Cash Flows
Years ended December 31, 1997, 1996 and 1995
(In thousands)

---------------------------------------------------------------------------------------------------------------------------------

                                                                                  1997         1996         1995
---------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
    Net income                                                                 $ 11,933    $   8,513     $   7,036
    Adjustments to reconcile net income to net
       cash provided by (used in) operating activities:
       Depreciation and amortization                                                538          488           312
       Amortization of goodwill and other intangible assets                         245          200           201
       Loss (gain) on disposal of assets                                              1           (4)           38
       Gain on divestiture of dealerships                                         -             (227)        -
       Changes in operating assets and liabilities:
           Accounts receivable                                                   (2,984)          97        (1,072)
           Inventories                                                           (7,869)       1,604       (11,902)
           Prepaid expenses and other assets                                        152           89            94
           Accounts payable and accrued expenses                                  2,404          542          (627)
           Other liabilities                                                       (383)         299           (33)
---------------------------------------------------------------------------------------------------------------------------------
                NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES               4,037       11,601        (5,953)
---------------------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
    Payments received on amounts due from related parties                           100          673           115
    Purchases of property and equipment                                            (823)        (836)         (525)
    Proceeds from sale of property and equipment                                     26           47           105
    Dealership acquisitions                                                      (6,267)      (4,802)        -
    Proceeds from sale of dealerships                                             -              292         -
---------------------------------------------------------------------------------------------------------------------------------
                NET CASH USED IN  INVESTING ACTIVITIES                           (6,964)      (4,626)         (305)
---------------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
    Change in notes payable - floorplan                                           9,393       (4,370)       11,793
    Proceeds from issuance of long-term debt                                      5,250        2,078         -
    Payments on long-term debt                                                     (965)      (1,125)       (1,079)
    Change in amounts due to related parties                                     (3,337)       1,900         2,314
    Capital contributions                                                         1,750        2,266         1,321
    Redemption of common stock                                                    -            -            (1,466)
    Payment of dividends and distributions                                       (9,616)      (6,144)       (5,449)
----------------------------------------------------------------------------------------------------------------------------------
                NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES               2,475       (5,395)        7,434
----------------------------------------------------------------------------------------------------------------------------------

                NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS               (452)       1,580         1,176

Cash and cash equivalents at beginning of year                                    3,636        2,056           880
----------------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents at end of year                                      $   3,184    $   3,636     $   2,056
----------------------------------------------------------------------------------------------------------------------------------

Supplemental disclosures of cash flow information:
    Cash paid during the year for interest                                    $   1,347    $   1,696     $   1,163
----------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to combined financial statements.

YOUNG AUTOMOTIVE GROUP

Notes to Combined Financial Statements

Years ended December 31, 1997, 1996 and 1995

(Dollars in thousands)

------------------------------------------------------------------------------


(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       ORGANIZATION AND BUSINESS

       Young Automotive Group (the Company) operates vehicle dealerships in Indianapolis and Tipton, Indiana; Bloomington, Illinois; Asheville and Goldsboro, North Carolina; Hilton Head, South Carolina; and Kissimmee, Florida, serving customers located principally in the areas immediately surrounding their facilities. The Company offers a broad range of automotive products and services including numerous makes and models of new and used vehicles, replacement parts, maintenance and repair services and financing, insurance, and extended service contracts on behalf of third parties. At its seven locations, the Company offers, collectively, ten makes of new vehicles including BMW, Buick, Cadillac, Chevrolet, GMC, Honda, Isuzu, Oldsmobile, Pontiac, and Toyota.

       PRINCIPLES OF COMBINATION

       The accompanying combined financial statements reflect the financial position, results of operations, and cash flows of the Company's dealerships. The following dealerships, included in the combined financial statements, are affiliated through common family ownership and management:

                Century Chevrolet Geo, Inc.
                Dan Young Chevrolet, Inc.
                Dan Young, Inc.
                Kissimmee Motors, Inc.
                Paramount Chevrolet Geo, Inc.
                Parkway Chevrolet, Inc.
                Young Management Group, Inc.
                (d.b.a. Heritage Motor Car Company)

       All significant intercompany accounts and transactions, consisting principally of intercompany sales and short-term cash management accounts, have been eliminated upon combination.

       MAJOR SUPPLIER AND DEALER AGREEMENT

       The Company purchases substantially all of its new vehicles and parts from various manufacturers at the prevailing prices charged by the manufacturers to all franchised dealers. The Company's overall sales could be impacted by the manufacturers' inability or unwillingness to supply the dealership with an adequate supply of popular models.

       The Company has entered into agreements (Dealer Agreements) with the manufacturers. The Dealer Agreements generally limit the location of the dealership and retain approval rights over changes in dealership management and ownership. The manufacturer is also entitled to terminate the agreement if the dealership breaches its terms.

       The Company's ability to acquire or sell dealerships depends, in part, on obtaining consents of the manufacturers.

                                                               (Continued)

YOUNG AUTOMOTIVE GROUP

Notes to Combined Financial Statements


(Dollars in thousands)

-----------------------------------------------------------------------------


       REVENUE RECOGNITION

       Revenue from the sale of vehicles is generally recognized when the sales contract is signed, down payment has been received and the vehicle has been delivered. Revenue from the sale of parts is recognized upon delivery. Revenue from service and body shop operations is recognized when service is completed.

       FINANCE, INSURANCE, AND WARRANTY COMMISSIONS

       Finance fees earned by the Company for notes placed with financial institutions in connection with customer vehicle financing are recognized in income upon acceptance of the credit by the financial institution. Insurance commissions earned on credit life, accident, and disability insurance sold in connection with vehicles on behalf of insurance companies are recognized in income upon customer execution of the insurance contract. Extended warranty fees earned by the Company for placing extended warranty contracts are recognized in income upon customer execution of the warranty contract.

       The Company is charged back for a portion of these fees and commissions if the customer terminates the contract prior to its scheduled maturity or other agreed-upon date. An estimated allowance for these chargebacks ("chargeback allowance") based upon the Company's historical experience for prepayments or defaults on contracts is reported as a component of accrued expenses. Finance fees, insurance commissions, and extended service commissions, net of related chargebacks, are included with revenues from the corresponding vehicles.

       CASH AND CASH EQUIVALENTS

       For purposes of reporting cash flows, the Company considers contracts in transit and all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents.

       INVENTORIES

       Vehicles, parts, and accessories inventories are stated at the lower of cost or market. Cost of new vehicles, parts, and accessories is determined using the last-in, first-out (LIFO) method. Cost of used vehicles is determined using the first-in, first-out (FIFO) method.

       PROPERTY AND EQUIPMENT

       Property and equipment are stated at cost and are being depreciated over their estimated useful lives principally on the straight-line basis. The range of estimated useful lives is as follows:

                Leasehold improvements                        10 to 20 years
                Machinery and equipment                        5 to 10 years
                Furniture and fixtures                         5 to 10 years
                Company vehicles                                     5 years


                                                              (Continued)

YOUNG AUTOMOTIVE GROUP

Notes to Combined Financial Statements


(Dollars in thousands)

-----------------------------------------------------------------------------

       Expenditures for maintenance, repairs and minor renewals are expensed as incurred, while significant renewals and betterments are capitalized. When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is credited or charged to income.

       GOODWILL AND OTHER INTANGIBLE ASSETS

       Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, generally forty years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The unamortized portion of goodwill at December 31, 1997 and 1996, approximated $7,388 and $3,606, which is net of accumulated amortization of $567 and $373, respectively.

       Values assigned to intangible assets such as noncompetition and consulting agreements and other identifiable intangible assets arising from business combinations are also included in goodwill and other intangible assets in the accompanying combined balance sheets. The values assigned to such items are being amortized on a straight-line basis over their contractual or useful lives, typically ranging from one to five years. At December 31, 1997 and 1996, the unamortized portion of such assets approximated $187 and $287, which is net of accumulated amortization of $303 and $253, respectively.

       IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

       Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

       INCOME TAXES

       The Company's dealerships have elected S Corporation status for federal and state income tax reporting purposes. Federal and state income taxes on the income of an S Corporation are generally payable by the individual stockholders rather than the corporation. Accordingly, such income taxes have not been included in the accompanying financial statements.

       ADVERTISING

       The Company expenses production and other costs of advertising as incurred. Advertising expense was $3,856, $3,558, and $2,175 for the years ended December 31, 1997, 1996 and 1995, respectively.

                                                                 (Continued)

YOUNG AUTOMOTIVE GROUP

Notes to Combined Financial Statements


(Dollars in thousands)

-----------------------------------------------------------------------------

       CONCENTRATIONS OF CREDIT RISK

       Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Company's customer base. Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash deposits.

       MANAGEMENT ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ significantly from the estimates made in the preparation of the financial statements.

       RECLASSIFICATIONS

       Certain amounts in the 1996 and 1995 financial statements have been reclassified to conform with the 1997 presentation.

(2)    ACQUISITIONS

       Effective June 1, 1997, Kissimmee Motors, Inc. acquired certain assets of Kissimmee Toyota, Inc. The acquisition was accounted for as a purchase and, accordingly, the results of operations of Kissimmee Motors Inc. have been included in the accompanying financial statements since the date of acquisition. The cost of the acquisition has been allocated on the basis of the estimated fair market value of the assets acquired and the liabilities assumed. A summary of the purchase price allocation for Kissimmee Motors, Inc. follows:

                  Net working capital                                                     $ 3,753
                  Property and equipment                                                      315
                  Excess of cost over fair value of net assets acquired                     3,700
-------------------------------------------------------------------------------------------------------------------------------

                      Total purchase price                                                $ 7,768
-------------------------------------------------------------------------------------------------------------------------------

       The following unaudited pro forma combined results of operations for the years ended December 31, 1997 and 1996, are presented as if the Kissimmee Motors, Inc. acquisition had been completed at January 1, 1996:

                                                                                           1997           1996
-------------------------------------------------------------------------------------------------------------------------------

                  Total revenues                                                        $ 432,323      $ 430,521
                  Net income                                                               12,348          9,307
-------------------------------------------------------------------------------------------------------------------------------

       The pro forma results of operations information is not necessarily indicative of the operating results that would have occurred had the acquisition been consummated as of January 1, 1996, nor is it necessarily indicative of future operations.

                                                                (Continued)

YOUNG AUTOMOTIVE GROUP

Notes to Combined Financial Statements


(Dollars in thousands)

-----------------------------------------------------------------------------


       Effective February 13, 1996, Young Management Group, Inc., d.b.a. Heritage Motor Car Company acquired Heritage Motor Car Company, Inc. of Hilton Head Island in a stock transaction. The acquisition was accounted for as a purchase and, accordingly, the results of operations of Heritage Motor Car Company have been included in the accompanying financial statements since the date of acquisition. The cost of the acquisition has been allocated on the basis of the estimated fair market value of the assets acquired and the liabilities assumed. A summary of the purchase price allocation for Heritage Motor Car Company follows:


                  Net working capital                                                     $    679
                  Property and equipment                                                     1,029
                  Excess of cost over fair value of net assets acquired                      2,459
-------------------------------------------------------------------------------------------------------------------------------

                      Total purchase price                                                 $ 4,167
--------------------------------------------------------------------------------------------------------------------------------

       The following unaudited pro forma combined results of operations for the years ended December 31, 1996 and 1995, are presented as if the Heritage Motor Car Company acquisition had been completed at January 1, 1995:

                                                                                           1996            1995
--------------------------------------------------------------------------------------------------------------------------------

                  Total revenues                                                         $ 385,694     $ 349,656
                  Net income                                                                 8,591         7,365
--------------------------------------------------------------------------------------------------------------------------------

       The pro forma results of operations information is not necessarily indicative of the operating results that would have occurred had the acquisition been consummated as of January 1, 1995, nor is it necessarily indicative of future operations.

       In January 1997, the Company acquired a Cadillac franchise from General Motors for $225. The transaction also included the purchase of approximately $14 of miscellaneous parts inventories and fixtures. The Cadillac franchise operates out of the Company's existing Paramount Chevrolet dealership in Goldsboro, North Carolina.


(3)    INVENTORIES

       Inventories consists of the following:


                                                                                                December 31,
                                                                                             1997         1996
---------------------------------------------------------------------------------------------------------------------------------

                  New vehicles                                                            $ 41,834      $ 34,145
                  Used vehicles                                                             14,862        11,699
                  Parts and accessories                                                      3,940         4,185
---------------------------------------------------------------------------------------------------------------------------------
                  Inventories at FIFO                                                       60,636        50,029
                  Less LIFO reserve for new vehicles and parts
                     and accessories inventories                                            (6,757)       (7,254)
---------------------------------------------------------------------------------------------------------------------------------

                  Total inventories                                                       $ 53,879      $ 42,775
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

                                                               (Continued)

YOUNG AUTOMOTIVE GROUP

Notes to Combined Financial Statements


(Dollars in thousands)

-----------------------------------------------------------------------------

       If the first-in, first-out (FIFO) method of valuing inventories had been used by the Company, net income would have been higher (lower) by $(497), $(28) and $491 for the years ended December 31, 1997, 1996 and 1995, respectively.


(4)    PROPERTY AND EQUIPMENT

       Property and equipment consists of the following:


                                                                                               December 31,
                                                                                            1997           1996
---------------------------------------------------------------------------------------------------------------------------------
                  Land                                                                     $ 2,828       $ 2,823
                  Leasehold improvements                                                     2,376         2,118
                  Machinery and equipment                                                    2,303         1,742
                  Furniture and fixtures                                                     1,874         1,747
                  Company vehicles                                                             411           389
---------------------------------------------------------------------------------------------------------------------------------
                                                                                             9,792         8,819
                  Less accumulated depreciation and amortization                            (3,286)       (2,902)
---------------------------------------------------------------------------------------------------------------------------------

                  Total property and equipment                                             $ 6,506       $ 5,917
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(5)    INVESTMENT IN LEVERAGED LEASE

       The Company is the lessor in a leveraged lease agreement entered into in 1985 under which an aircraft was leased for a term of 25 years. The Company's equity investment represented 4% of the purchase price; the remaining 96% was funded with third-party financing in the form of long-term debt that provides for no recourse against the Company and is secured by a first lien on the leased aircraft. At the end of the lease term, the aircraft will be turned back to the Company. The residual value at that time is estimated to be $351. For federal income tax purposes, the shareholders of the Company receive the benefit of tax deductions for depreciation on the entire leased asset and for interest on the long-term debt.

       The Company's net investment in the leveraged lease is composed of the following elements:


                                                                                                   December 31,
                                                                                              1997          1996
--------------------------------------------------------------------------------------------------------------------------------
                  Rentals receivable (net of principal and
                     interest on nonrecourse debt)                                           $   80       $   84
                  Estimated residual value of leased asset                                      351          351
--------------------------------------------------------------------------------------------------------------------------------

                  Investment in leveraged lease                                               $ 431        $ 435
--------------------------------------------------------------------------------------------------------------------------------

                                                                                                     (continued)


YOUNG AUTOMOTIVE GROUP

Notes to Combined Financial Statements


(Dollars in thousands)

-----------------------------------------------------------------------------

(6)    NOTES PAYABLE--FLOORPLAN

       Notes payable--floorplan include the following:


                                                                                                December 31,
                                                                                            1997          1996
--------------------------------------------------------------------------------------------------------------------------------
              Floorplan notes payable to a bank with interest payable at LIBOR plus 2% through October 31, 1997, and LIBOR plus 1.75%
                  thereafter (effective rates of 7.44% and 7.59% at December
                  31, 1997 and 1996, respectively) secured by new and used
                  vehicles, parts, accounts receivable and equipment.                    $ 32,533       $ 26,192

              Floorplan notes payable to GMAC with interest payable at prime less .75% for 1997 and prime plus 1% for 1996 (effective
                  rates of 7.75% and 9.25% at December 31, 1997 and 1996,
                  respectively) secured by new and used vehicles.                          13,715          9,648
---------------------------------------------------------------------------------------------------------------------------------

                                                                                         $ 46,248       $ 35,840
---------------------------------------------------------------------------------------------------------------------------------

       The bank floorplan arrangements permit the Company to borrow up to $44,760, subject to a formula based on new vehicle levels. The notes are due upon demand, upon sale of the vehicle for which the advance was made, or after the vehicle has been in inventory for one year. The loan agreements require the maintenance of specified financial ratios.

       Borrowings under the GMAC floor plan arrangements are restricted by new vehicle levels. The notes are due upon demand or the sale of the vehicle for which the advance was made.


                                                          (Continued)

YOUNG AUTOMOTIVE GROUP

Notes to Combined Financial Statements


(Dollars in thousands)

-----------------------------------------------------------------------------


(7)    DEBT

       Long-term debt and amounts due to related parties consist of the following:


                                                                                                December 31,
                                                                                            1997           1996
--------------------------------------------------------------------------------------------------------------------------------
              Due to related parties (see note 12)                                      $   5,616      $   8,660
              Notes payable maturing in 2002 with monthly installments
                  aggregating $30 plus interest at LIBOR plus 2% with a
                  lump sum payment due at maturity; secured by dealership
                  assets and shareholder guarantees                                         4,072           -
              Notes payable, maturing in 2000 and 2001, with
                  monthly installments aggregating $28 plus interest
                  at prime for 1997, and prime plus 1% for 1996; secured
                  by dealership assets and shareholder guarantees                           2,256          2,589
              Notes payable, maturing in 2001, with monthly installments aggregating $12 plus interest at LIBOR plus 2% through
                  October 31, 1997, and LIBOR plus 1.75% thereafter, with a
                  lump sum payment due at maturity; secured by dealership
                  assets and shareholder guarantees                                           917           -
              Mortgage payable due February 1999, with interest
                  payable monthly at prime; secured by land and
                  buildings of Heritage Motor Car Company                                     750            750
              Mortgage payable in monthly installments of $15 through
                  August 1998, plus interest payable monthly at LIBOR plus 2%
                  through October 31, 1997, and LIBOR plus
                  1.75% thereafter; secured by land                                           116            290
              Notes payable in monthly installments aggregating
                  $53 plus interest at LIBOR plus 2% through October 31, 1997, and LIBOR plus 1.75% thereafter; maturing at various dates in 1998; secured by dealership assets
                  and shareholder guarantees                                                  439          1,068
              Amounts outstanding under working capital line of credit                        500           -
              Other notes payable                                                            -                68
-------------------------------------------------------------------------------------------------------------------------------
                                                                                           14,666         13,425
              Less current maturities                                                      (7,261)        (9,579)
-------------------------------------------------------------------------------------------------------------------------------

                                                                                        $   7,405       $  3,846
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

       The prime rate was 8.5% and 8.25% at December 31, 1997 and 1996, respectively, and LIBOR was 5.69% and 5.59% at December 31, 1997 and 1996, respectively.

       The working capital line of credit permits the Company to borrow up to $4,000, with interest payable monthly at LIBOR plus 2% through October 31, 1997 and LIBOR plus 1.75% thereafter. The line of credit agreement requires the maintenance of specified financial ratios and expires in 1998.

                                                                 (Continued)

YOUNG AUTOMOTIVE GROUP

Notes to Combined Financial Statements


(Dollars in thousands)

-----------------------------------------------------------------------------

       Maturities of long-term debt are as follows:

                                                                                                         Related
                  Year ending December 31,                                             Third Parties     Parties
----------------------------------------------------------------------------------------------------------------------------------
                      1998                                                               $ 1,885        $ 5,376
                      1999                                                                 1,581          -
                      2000                                                                   730          -
                      2001                                                                 2,198          -
                      2002                                                                 2,656          -
                      2003 and thereafter                                                  -                240
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                      Total                                                              $ 9,050        $ 5,616
---------------------------------------------------------------------------------------------------------------------------------

(8)    OWNERS' EQUITY

       The capital structure of the corporations included in the accompanying combined balance sheets follows:


                                                          Shares December 31, 1997      Shares December 31, 1996
                                                                        Issued and                     Issued and
                                                         Authorized     Outstanding      Authorized    Outstanding
--------------------------------------------------------------------------------------------------------------------------------
       Century Chevrolet Geo, Inc. Class A
          common, no par value, voting                       1,000              6           1,000             6
       Century Chevrolet Geo, Inc. Class B
          common, no par value, non-voting                   4,000            593           4,000           593
       Dan Young Chevrolet, Inc. Class A
          common, $.1 par value, voting                      5,000          1,078           5,000         1,078
       Dan Young Chevrolet, Inc. Class B
          common, $.1 par value, non-voting                  5,000          1,297           5,000         1,297
       Dan Young, Inc. Common,
          no par value, voting                               1,000            799           1,000           799
       Paramount Chevrolet Geo, Inc. Class A
          common, no par value, voting                       1,000            799           1,000           799
       Paramount Chevrolet Geo, Inc. Class B
          common, no par value, non-voting                   1,000            -             1,000           -
       Parkway Chevrolet, Inc. Common,
          no par value, voting                               1,000          1,000           1,000         1,000
       Young Management Group, Inc. Class A
          common, no par value, voting                       1,000            665           1,000           665
       Young Management Group, Inc. Class B
          common, no par value, non-voting                   1,000              1           1,000             1
       Kissimmee Motors, Inc. Class A
          common, no par value, voting                       1,000            999             -             -
       Kissimmee Motors, Inc. Class B
          common, no par value, non-voting                   1,000              1             -             -

----------------------------------------------------------------------------------------------------------------------------------
              Total                                         23,000          7,238          21,000         6,238
----------------------------------------------------------------------------------------------------------------------------------

                                                                 (Continued)

YOUNG AUTOMOTIVE GROUP

Notes to Combined Financial Statements


(Dollars in thousands)

-----------------------------------------------------------------------------

       Class A common stock of each corporation having multiple classes of stock is convertible at shareholders' option to shares of Class B common stock on a one-to-one basis. When and at such times that there are no shares of Class A common stock of these corporations issued and outstanding, voting rights automatically vest in the holders of Class B common stock.


(9)    ALLOWANCE FOR CHARGEBACKS

       A summary of the change in the allowance for chargebacks on finance, insurance, and extended service contract fees for the years ended December 31, 1997, 1996 and 1995 follows:

                                                                                  1997        1996          1995
---------------------------------------------------------------------------------------------------------------------------------
                  Balance at beginning of year                                 $ 2,471      $ 2,072        $ 1,421
                  Provisions                                                     1,260        2,117          2,014
                  Actual chargebacks                                            (1,820)      (1,718)        (1,363)
---------------------------------------------------------------------------------------------------------------------------------

                  Balance at end of year                                       $ 1,911      $ 2,471        $ 2,072
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(10)   OPERATING LEASES

       Substantially all of the Company's operations are conducted in leased facilities under non-cancellable operating leases expiring at various dates through 2017. Many of these leases are with related parties (note
       12). These leases generally require the Company to pay insurance, maintenance and property taxes for the facilities.

       Future minimum rental commitments under non-cancellable operating leases and future rental income receivable under non-cancellable subleases as of December 31, 1997 are as follows:

                                                                                          Rent           Rent
              Year ending December 31:                                                 Commitments     Subleases
---------------------------------------------------------------------------------------------------------------------------------
                  1998                                                                $   2,434             68
                  1999                                                                    2,162             -
                  2000                                                                    2,132             -
                  2001                                                                    2,062             -
                  2002                                                                    2,022             -
                  2003 and thereafter                                                     7,864             -
--------------------------------------------------------------------------------------------------------------------------------
                                                                                       $ 18,676             68
------------------------------------------------------------------------------------------------------------------------------

       Rental expense was $2,370, $1,825 and $1,604 for the years ended December 31, 1997, 1996 and 1995, respectively. Rental income for all non-cancelable subleases was $92, $72 and $72 for the years ended December 31, 1997, 1996 and 1995, respectively.


                                                            (Continued)

YOUNG AUTOMOTIVE GROUP

Notes to Combined Financial Statements


(Dollars in thousands)

-----------------------------------------------------------------------------

(11)   PENSION PLANS

       The Company has a defined contribution plan covering substantially all full-time employees of each of its dealerships. Participants can contribute from 1% to 15% of their eligible compensation. The plan permits the Company to make discretionary matching contributions and additional discretionary contributions. Company contributions to the plan aggregated $10 and $12 for the years ended December 31, 1997 and 1996, respectively. There were no Company contributions for the year ended December 31, 1995.

       Prior to participation in the Young Automotive Group defined contribution plan, Dan Young Chevrolet, Inc., Century Chevrolet Geo, Inc., Parkway Chevrolet, Inc. and Paramount Chevrolet Geo, Inc. each had a defined contribution plan for substantially all of their respective employees. The dealerships amended these plans to freeze contributions and terminate the plans and plan assets were distributed to participants or rolled over into the Young Automotive Group defined contribution plan. No Company contributions to the plans were made during the periods presented.


(12)   RELATED PARTY TRANSACTIONS

       The Company leases several of its facilities under various lease agreements with related parties including Young Realty Company LP, Young Brothers, LLC, and Dan E. Young (note 10). Total rental expense under such agreements was $1,213, $1,089 and $1,002 for the years ended December 31, 1997, 1996 and 1995, respectively.

       Included in notes payable are the following related party balances:



                                                                                               1997         1996
--------------------------------------------------------------------------------------------------------------------------------
         Demand notes payable to officers, directors and family members bearing interest at rates which are generally comparable to
              current floorplan interest rates.                                             $ 5,376        $ 6,484

         Notespayable to officers and directors accruing interest at 9%, due in ten equal annual installments beginning one year and ten days
              subsequent to demand by the note-holder.                                          240            240

         Deferred compensation payable to officers and directors in 1997 for services performed in 1987 - 1991, accruing
              interest at 8%.                                                                   -            1,936
-------------------------------------------------------------------------------------------------------------------------------
                                                                                            $ 5,616        $ 8,660
-------------------------------------------------------------------------------------------------------------------------------

       The Company purchases a portion of its parts from an affiliate which is 40% owned by certain shareholders of the Company. Total purchases of inventory from this affiliate approximated $2,072, $2,006 and $1,019 for the years ended December 31, 1997, 1996 and 1995, respectively.

                                                              (Continued)

YOUNG AUTOMOTIVE GROUP

Notes to Combined Financial Statements

(Dollars in thousands)

-----------------------------------------------------------------------------

       A portion of the credit life and disability and extended service insurance sold by the Company is placed with an insurance company which is partially owned by certain officers of the Company. Total premiums paid to this insurance company were approximately $1,473, $1,940 and $1,600 for the years ended December 31, 1997, 1996 and 1995, respectively. Commission income on sales of these contracts was approximately $843, $967 and $964 for the years ended December 31, 1997, 1996 and 1995, respectively.


(13)   FINANCIAL INSTRUMENTS

       The carrying amount of cash equivalents, accounts receivable, accounts payable and short-term borrowings approximate fair value because of the short-term nature of these instruments. The fair value of long-term debt and amounts due to affiliates approximates amounts reflected in the financial statements as the interest rates on substantially all of these instruments change with market interest rates.

       Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.


(14)   CONTINGENCIES

       The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.


(15)   SUBSEQUENT EVENT

       In February 1998, the stockholders of the Company sold their interests in the Company to United Auto Group, Inc. ("UAG") pursuant to an acquisition agreement and an agreement and plan of merger (together the "Sale Documents"). Under the terms of the Sale Documents, ownership of certain of the Company's dealerships has been retained by stockholders of the Company, pending final approval of the transactions by the related manufacturers. With respect to the dealership transactions awaiting manufacturer approval, affiliates of UAG will manage, for a fee, all aspects of the dealerships' operations under noncancellable management agreements.

       Consideration for the interests sold included $50,000 in cash, 1,049,039 restricted common shares of UAG common stock and a $7,000 promissory note. UAG has agreed to make a contingent payment in cash or stock in the event the aggregate market value of the UAG common shares received is less than $27,000 on the date the shares become freely tradeable.

Item  7(b) Pro forma financial statements

             Pro Forma Condensed Consolidated Financial Statements


The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1997 gives effect to (i) the acquisition of the Young Automotive Group (the "Young Group"), (ii) the commitment fees under the Company's Senior Credit Agreement, dated as of March 20, 1997 (as amended, the "Senior Credit Facility") and the amortization of financing costs related thereto, (iii) the sale of $150.0 million aggregate principal amount of 11% Senior Subordinated Notes due 2007 (the Series A Notes) during July 1997 and the amortization of financing costs related thereto and (iv) the sale of $50.0 million aggregate principal amount of 11% Senior Subordinated Notes due 2007 (the Series B Notes, and together with the Series A Notes the "Senior Subordinated Notes due 2007") during September 1997 and the amortization of financing costs related thereto, as if such events occurred on January 1, 1997.

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 1997 gives effect to the acquisition of the Young Group as if the acquisition occurred on December 31, 1997.

These pro forma condensed consolidated financial statements should be read in conjunction with the United Auto Group, Inc. historical financial statements.

                            UNITED AUTO GROUP, INC.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                  YOUNG                PRO FORMA                       PRO
                                            UAG (1)             GROUP (2)             ADJUSTMENTS                     FORMA
                                       -------------------   -----------------   ----------------------        --------------------
AUTO DEALERSHIPS
      Total revenues                           $2,087,148            $410,298                  $22,025   (3)            $2,519,471
      Costs of sales, including
           floor plan interest                  1,830,086             359,496                   18,798   (3)             2,208,877
                                                                                                   497   (4)
                                       -------------------   -----------------   ----------------------        --------------------
      Gross profit                                257,062              50,802                    2,730                     310,594
      Selling, general and
           administrative expenses                255,066              38,057                    2,812   (3)               298,267
                                                                                                 1,000   (5)
                                                                                                 1,576   (6)
                                                                                                  (244)  (7)
                                       -------------------   -----------------   ----------------------        --------------------
      Operating income (loss)                       1,996              12,745                   (2,414)                     12,327
      Other Interest Expense                      (14,071)               (900)                    (330)  (8)               (27,438)
                                                                                               (13,718)  (9)
                                                                                                   738  (10)
                                                                                                   843  (11)
      Other income (expense) net                      297                  88                                                  385
                                       -------------------   -----------------   ----------------------        --------------------
      Income (loss) before income
           taxes -- Auto Dealerships              (11,778)             11,933                  (14,881)                    (14,726)


AUTO FINANCE - LOSS BEFORE
     INCOME TAXES                                  (3,735)                                                                  (3,735)
                                       -------------------   -----------------   ----------------------        --------------------
TOTAL COMPANY
      Income (loss) before minority
           interests and income tax
           provision                              (15,513)             11,933                  (14,881)                    (18,461)
      Minority interests                             (138)                                                                    (138)
      Income tax provision                          5,511                                        1,209  (12)                 6,720
                                       -------------------   -----------------   ----------------------        --------------------
      Net income (loss)                          ($10,140)            $11,933                 ($13,672)                   ($11,879)
                                       ===================   =================   ======================        ====================
      Diluted earnings per share                    ($0.54)                                                                 ($0.60)
                                       ===================                                                     ====================
      Diluted weighted average
           common shares outstanding               18,607                                        1,040  (13)                19,647
                                       ===================                       ======================        ====================

FOOTNOTES TO THE 1997 PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(1) In 1997, the Company changed its method of accounting for new vehicle inventory from LIFO to the specific identification method. This change in accounting principle has been applied by retroactively restating the Company's financial statements for prior years. In addition, the Company recorded a $31,660 pre-tax charge during the fourth quarter of 1997. The charge included costs associated with (i) the divestiture of automotive franchises, (ii) the closure of three stand-alone used vehicle satellite locations in Arkansas and the disposal of related inventory, (iii) the implementation of a new policy to more efficiently manage the Company's working capital invested in retail inventory, (iv) excess real estate,
      (v) the write-off of non-performing assets and (vi) certain corporate consulting agreements. Costs associated with the pre-tax charge amounting to $9,800 and $20,900 have been reflected in cost of goods sold and selling, general and administrative expenses, respectively, in the United Auto Group, Inc. 1997 Consolidated Statements of Operations. The remaining $1,000 has been reflected in the Auto Finance loss before income taxes of United Auto Group, Inc..
(2)   Represents the results of operations prior to acquisition.
(3) Represents the results of operations of Kissimmee Toyota, acquired by the Young Group effective June 1, 1997, for the period from January 1, 1997 through May 31, 1997.
(4)   Represents the reversal of the impact of LIFO.
(5) Represents increase in compensation expense to former owners and employees to contractual amounts.
(6) Represents amortization of estimated excess of cost over net assets acquired.
(7)   Represents the reversal of amortization of intangibles.
(8) Represents interest expense for promissory notes issued in connection with the acquisition.
(9) Represents interest on the Company's Senior Subordinated Notes due 2007 and amortization of related deferred financing costs. Deferred financing costs are being amortized over a ten year period.
(10) Represents the reduction of interest incurred under the Company's Senior Credit Facility, net of commitment fees related thereto and amortization, over the three year term thereof, of related deferred financing costs.
(11) Represents net reduction in interest expense relating to interest bearing instruments retained by sellers.
(12) Represents the tax impact of pro forma adjustments at the statutory rate adjusted for non-deductible items ($6,101) and the impact of the conversion of the acquired entities from S corporations to C corporations for tax purposes ($4,892).
(13)  Represents shares issued in connection with the acquisition.

                            UNITED AUTO GROUP, INC.
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1997
                            (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                YOUNG               PRO FORMA
                                             UAG                GROUP              ADJUSTMENTS         PRO FORMA
                                         ------------        ------------         --------------     ---------------
ASSETS
AUTO DEALERSHIPS
     Cash and cash equivalents               $94,435              $3,184               ($50,500)(1)         $46,569
                                                                                           (550)(2)
     Accounts receivable, net                 92,601              11,647                                    104,248
     Inventories                             324,330              53,879                  6,757 (3)         384,966
     Deferred tax assets                      16,039                                                         16,039
     Other current assets                      4,374                 409                                      4,783
                                         ------------        ------------         --------------     ---------------
         Total current assets                531,779              69,119                (44,293)            556,605

     Property and equipment, net              37,588               6,506                 (2,828)(4)          41,266
     Intangible assets, net                  326,774               7,575                 (7,575)(5)         389,818
                                                                                         63,044 (6)
     Other assets                             42,322               1,107                   (600)(4)          42,829
                                         ------------        ------------         --------------     ---------------
         TOTAL AUTO DEALERSHIP ASSETS        938,463              84,307                  7,748           1,030,518

AUTO FINANCE
     Cash and cash equivalents                 1,557                                                          1,557
     Restricted cash                           3,547                                                          3,547
     Finance assets, net                      30,408                                                         30,408
     Other assets                              1,687                                                          1,687
                                         ------------        ------------         --------------     ---------------
         TOTAL AUTO FINANCE ASSETS            37,199                   0                      0              37,199
                                         ------------        ------------         --------------     ---------------
                                                                                                     ===============
         TOTAL ASSETS                       $975,662             $84,307                 $7,748          $1,067,717
                                         ============        ============         ==============     ===============



LIABILITIES AND
     STOCKHOLDERS' EQUITY
AUTO DEALERSHIPS
     Floor plan notes payable               $328,203             $46,248                                   $374,451
     Short-term debt                           6,069                                                          6,069
     Accounts payable                         30,199               3,752                                     33,951
     Accrued expenses                         52,180               7,485                                     59,665
     Current portion of long-term debt         9,981               1,885                  ($946)(7)          10,920
                                         ------------        ------------         --------------     ---------------
         Total current liabilities           426,632              59,370                   (946)            485,056

     Long-term debt                          238,550               7,796                  6,000 (8)         245,181
                                                                                         (7,165)(9)
     Due to related party                        616               5,616                 (5,616)(10)            616
     Deferred income taxes                     4,709                                                          4,709

                                         ------------        ------------         --------------     ---------------
         TOTAL AUTO DEALERSHIP
           LIABILITIES                       670,507              72,782                 (7,727)            735,562

AUTO FINANCE
     Short-term debt                             387                                                            387
     Accounts payable and other
        liabilities                            4,211                                                          4,211
                                         ------------        ------------         --------------     ---------------
         TOTAL AUTO FINANCE
            LIABILITIES                        4,598                   0                      0               4,598
                                         ------------        ------------         --------------     ---------------

Commitments and contingent
  liabilities

STOCKHOLDERS' EQUITY
     Voting Common Stock                           2               8,324                 (8,324)(11)              2
     Additional paid-in-capital              310,373                                     27,000 (12)        337,373
     Retained earnings (accumulated
         deficit)                             (9,818)              3,201                 (3,201)(11)         (9,818)
                                         ------------        ------------         --------------     ---------------
         TOTAL STOCKHOLDERS'
            EQUITY                           300,557              11,525                 15,475             327,557
                                         ------------        ------------         --------------     ---------------
         TOTAL LIABILITIES AND
            STOCKHOLDERS' EQUITY            $975,662             $84,307                 $7,748          $1,067,717
                                         ============        ============         ==============     ===============


FOOTNOTES TO THE 1997 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(1) Represents the cash consideration paid at closing, including estimated transaction costs.
(2) Represents cash distributions paid to former owners after December 31, 1997, but prior to closing.
(3)  Represents the reversal of pre-acquisition LIFO reserves.
(4) Represents distributions of land and certain other assets to former owners after December 31, 1997, but prior to closing.
(5)  Represents elimination of the Young Group's historical intangible assets.
(6) Represents estimated goodwill to be recorded based on preliminary allocation of purchase price to assets and liabilities.
(7) Represents the elimination of current portion of long-term debt retained by former owners.
(8)  Represents issuance of seller financed promissory notes.
(9)  Represents the elimination of long-term debt retained by former owners.
(10) Represents the elimination of related party debt retained by former owners.
(11) Represents the elimination of the Young Group's historical equity accounts.
(12) Represents the guaranteed value of the Company's common stock issued in connection with the acquisition of the Young Group.

EXHIBIT INDEX

Exhibit No.
----------

23.1     Consent of KPMG Peat Marwick LLP